CONTRACT OF SUB-LEASE - UNPROTECTED TENANCY

which was drawn up and signed at Tel Aviv on the 24th day of February 2005

between: **Nisko Projects Electronics and Communications (1990) Ltd.**
Private Company 511521296
(hereinafter: "**the landlord**")

of the one part

and: **Ipoint Media Ltd.**
Private Company 513098954
(hereinafter: "**the tenant**")

of the other part

Whereas In accordance with a contract of lease (unprotected tenancy) of 4.8.2004 (hereinafter: "**the original contract of lease**") the landlord hires areas in a building at 2a Habarzel Street in Ramat Hahayal in Tel Aviv, known as Parcel 369 Sub-Parcel 2 of Block 6638 (hereinafter: "**the building**") from Uriel Reichman and Nira Reichman or from the company N.H.M. Ltd. (hereinafter: "**the owners**");
A copy of the original contract of lease is attached to this contract as **Appendix "A".**

And whereas The tenant wishes to hire from the landlord by sub-lease, and the landlord agrees to let to the tenant by sub-lease, an area forming part of the areas of the building which the landlord hires from the owners, which is calculated for the purposes of this contract as a gross area of 251.7 square metres (two hundred and fifty-one square metres and seventy centimeters) on the third floor of the building (hereinafter: "**the leased premises**"), with the leased premises being in the condition "AS IS" at the time of signature of this contract;

And whereas The tenant declares that it has read the original contract of lease and it is familiar with the conditions thereof and the landlord's rights in the leased premises in terms thereof;

And whereas The tenant has expressed its wish to hire the leased premises from the landlord by unprotected tenancy and without it being granted any rights in the leased premises in terms of the Tenants Protection Law (Consolidated Version), 5732-1972 and all the regulations which have been enacted and/or will be enacted in terms thereof (hereinafter "**the Law**") and/or any law which shall replace it and/or be in addition to it, dealing with tenants' protection.

Now therefore it is declared, stipulated and agreed between the parties as follows:

1. **Preamble and appendices:**

   1.1 The preamble to this contract and all that is stated therein and the appendices to the contract form an integral part thereof.

   1.2 The headings of the clauses are for convenience only and shall not be used for the purpose of interpreting the contract.

2. **The agreement and the period thereof:**

   2.1 The landlord hereby undertakes to let the leased premises to the tenant and the tenant hereby undertakes to hire the leased premises from the landlord, all subject to what is laid down in the conditions of this contract.

   2.2 The landlord hereby lets and the tenant hereby hires the leased premises for a period which commences on 15.12.04 (hereinafter: "**the day of the commencement of the lease**") and ends on 14.12.07 (hereinafter: "**the lease period**"), on the conditions set out in this contract.

   2.3 The landlord hereby gives the tenant an option to extend the lease period for two additional periods of two years each time (hereinafter: "**the option period**") subject to the landlord having itself extended the period of its lease of the leased premises by exercising the first and/or second option period, whichever is applicable, which were established in the original contract of lease, and according to the conditions which were laid down in this regard in the original contract of lease, and subject to the tenant having informed the landlord, 30 days from the time of receipt of the landlord's notice of exercise of the landlord's first and/or second option period for the leased premises, whichever is applicable, of the tenant's wish to exercise the first and/or second option period, whichever is applicable.

   2.4 Early termination of the lease

   Despite what is stated above and below, it is explained and agreed, in order to remove any doubt, that the landlord shall be entitled to shorten the lease period or the option period according to this contract, whichever is applicable, subject to giving the tenant six months' notice in advance, if the landlord makes use of the right given to it according to clause 2.3.2 of the original contract of lease, of early termination of the landlord's lease of the leased premises.

   In the event of the lease period or the option period being shortened as set out in this clause, the tenant shall not have any claim and/or demand of any type or kind, and the time of early termination of the lease as set out shall be regarded as the time of termination of the lease according to this contract for all intents and purposes.

3. **<u>Purpose of the lease, nature of the leased premises and provisions of the law:</u>**

3.1 The lease entered into according to this contract is for the purpose of the tenant's offices only (hereinafter: "**the purpose of the lease**"). Therefore, in the absence of agreement in advance by the landlord, the tenant shall not be entitled to use the leased premises or part thereof for any other purpose apart from the purpose of the lease.

3.2 The tenant undertakes not to transfer and /or to hand over and/or to let, directly and/or indirectly, any right or part of a right which it has according to this contract to any person and/or judicial body, whether registered or unregistered, not to include any person and/or judicial body as aforesaid in the possession of the leased premises, whether for consideration or without consideration, without the landlord's agreement in advance.

3.3 The tenant confirms that it has examined the leased premises, their licensing and designation, and that they are suitable for the purpose of the lease.

3.4 The tenant undertakes that, starting from the commencement of the lease period and during the entire lease period, it shall have in its possession all the valid permits and licences required according to any law for the purpose of conducting, managing and operating its business on the leased premises, and that, in accordance with any demand from any authority, it shall pay any tax, levy or fee whose payment is a condition for receiving any permit or licence as mentioned above.

3.5 The landlord hereby expressly declares:

3.5.1 that the tenants' protection laws shall not apply to the lease which is the subject of this contract, and that the lease which is the subject of this contract is not a protected tenancy, and the tenant shall not be regarded as a protected tenant. Therefore the tenant shall be obliged to vacate the leased premises at the end of the lease period and to return them to the landlord vacant of any person or object.

3.5.2 that it is aware that the construction of the building in which the leased premises are situated and the construction of the leased premises themselves were completed after 26 Av 5728 (20 August 1968) and that the leased premises are for lease by unprotected tenancy.

3.5.3 that it has not paid the landlord any amount as key money or as participation in the investment in the construction and that it shall not be entitled to receive any amount from the landlord on account of its vacation of the leased premises or for any other reason, and it

also undertakes not to claim that the tenants' protection laws apply to the lease which is the subject of this contract.

3.6 3.6.1 The tenant undertakes to fulfill all the provisions which shall be in force from time to time, of any law or legislation including by-laws, orders and regulations insofar as they apply to the leased premises and the business conducted thereon.

3.6.2 The tenant shall see that the above-mentioned provisions are observed by any other user of the leased premises according to the conditions of this contract.

4. **The rental, rates thereof and times of payment thereof:**

In exchange for the rights of lease of the leased premises which are the subject of this contract the tenant undertakes to pay the landlord rental (hereinafter: "**the rental**") during the lease period in the amounts, at the rates, at the times and in the manner set out below:

4.1 During the lease period the tenant shall pay the landlord monthly rental in new shekels in the sum of 3,020.40 US dollars (three thousand and twenty dollars and forty cents) for each month, which shall be calculated in NIS at the rate of NIS 4.527 to the US dollar, and shall be linked to the consumer price index commencing from 4.8.04, with the base index being the index for the month of July 2004, which was published on 15.8.04.

During each of the option periods, if these are exercised, the tenant shall pay the landlord monthly rental at a rate identical to the monthly rental which shall be paid by the landlord to the owners for the leased premises during each of the option periods which have been given to the landlord in the original contract of lease, if these are exercised, whichever is applicable, in the amounts and on the conditions which have been laid down in this regard in the original contract of lease.

4.2 The rental shall be paid in quarter-yearly installments, in advance for each quarter, on the first business day of the months of January, April, July and October of each year, starting from the commencement of the lease. A "business day" means one of the weekdays Sunday - Thursday between the hours 08.30 - 12.00. If the first day of one of the above-mentioned calendar months does not fall on a business day the payment shall be made on the nearest business day before it.

If the lease period does not commence on one of the business days mentioned above, on the day of commencement of the lease the tenant shall pay the landlord rental in advance for the period from the day of commencement of the lease until one of the above-mentioned times, and starting from that time the tenant shall pay the landlord quarter-yearly payments as set out, in advance for each quarter.

4.3 In order to remove doubt, it is hereby declared that the rental and the other amounts mentioned in this contract do not include VAT and the tenant shall add VAT to all those payments which it owes according to this contract, at the rate of VAT according to law at the time of payment and against a tax invoice in accordance with the law.

4.4 The rental shall be calculated and paid subject to the following linkage conditions:

4.4.1 If it appears from the publications of the index that the new index is different from the base index, the tenant shall increase or decrease each payment on account of rental, whichever is applicable, in relation to the amount specified in clause 4.1 above, at the rate equal to the rate of the increase or the decrease, whichever is applicable, of the new index in relation to the base index.

4.4.2 In these linkage conditions the following terms shall have the meaning specified alongside them as follows:

the index- The consumer price index, which includes fruit and vegetables and which is published by the Central Bureau of Statistics and Economic Research or, if it is published by any other government institution, any official index which replaces it, whether it is built on the same data on which the present index is built or not. If another index as aforesaid is introduced and the above-mentioned bureau does not determine the relation between it and the index which it is replacing, within six months from the time of the replacement, the aforesaid relation shall be determined in accordance with the relation which is determined for linked loans at Bank Hapoalim Ltd.

the base index- The index as defined above which has been decided upon by the parties and which is laid down in this contract in clause 4.1 above, that is, the index for the month of July 2004, which was published on 15.8.04.

the new index- the index which is published most recently before and/or on the day of actually making the payment

4.4.3 In the term "the representative rate of exchange of the US dollar" in this contract, the meaning is the rate of NIS 4.527 to the US dollar.

5. **Additional payments due by the tenant:**

5.1 The tenant hereby undertakes to pay all the taxes, charges, levies and municipal taxes, VAT and all other compulsory payments, whether governmental or municipal, which are due by the possessor of the leased premises. The tenant also undertakes to pay its proportional share of the municipal tax accounts in respect of the parking places of the leased premises in accordance with accounts which the landlord shall transmit to it, all the accounts for the telephone lines situated on the leased premises, sign tax, etc., which shall be due during the lease period and/or during each of the option periods which are exercised, if they are exercised, in respect of the leased premises and/or on account of the use of the leased premises.

5.2 The tenant undertakes to pay the management company which operates in the building (hereinafter: "**the management company**") maintenance and management fees for the maintenance and management services provided by the management company (hereinafter respectively: "**the maintenance fees**" and "**the maintenance services**"), in the amounts and at the rates at which the landlord is charged for each square metre of the gross area of the leased premises, in accordance with the conditions of the management contract which was signed between the landlord and the management company, which is attached to this contract as **Appendix "B"** , and in accordance with the conditions of the original contract of lease.

6. **Maintenance and use:**

6.1 The tenant hereby undertakes to take care of the leased premises, to keep them clean and properly maintained and to use the leased premises in a careful and proper manner and to maintain them in good and proper condition and at its expense to repair any deterioration or breakage or defect and any repair which is required in the leased premises, except reasonable wear and tear. Maintenance of the structure, ceiling, windows and central systems in the building, including the air-conditioning system, the plumbing, the electricity, the communications, the water and the elevators, shall only be carried out by the maintenance and management company of the building and the tenant shall bear payment for those expenses insofar as they do not relate to reasonable wear and tear and insofar as they are not included in the service provided for the maintenance fees.

It is hereby explained that the tenant shall not participate in the expenses of replacing basic systems in the building and/or replacing central and main parts of the aforesaid systems and shall not participate in the expenses of repairing faults in the systems and/or the parts as aforesaid.

6.2 The parties hereby undertake to obey all the laws, regulations, orders and instructions of the governmental and municipal authorities and to obey the instructions of the maintenance and management company in connection with the maintenance of the leased premises.

6.3 The tenant is permitted to hang advertising signs, including written, illuminated, drawn signs or any other signs on the roofs, cornices, railings, windows and walls of the building (hereinafter: "**advertising signs**"), by arrangement with the owners and the landlord, subject to the conditions laid down in this regard in the original contract of lease, *mutatis mutandis*.

6.4 The tenant undertakes to enable the landlord and/or anyone acting on its behalf, and the owners or their representatives or the management company, to enter the leased premises at any reasonable time, to carry out repairs to them, or, on receipt of a request, to show them to others, and to enable a periodic inspection of the leased premises to be conducted, by arrangement in advance with the tenant.

6.5 The tenant hereby confirms that it is aware that smoking in the building is permitted in the area of the leased premises only and that there is a prohibition against smoking in the public areas of the building on all floors of the building, including the lobby, stairwells and the entrance to the building. The tenant undertakes to act to ensure that it and/or its employees and/or anyone acting on its behalf shall comply with this instruction.

7. **<u>Transfer of the tenant's rights:</u>**

The landlord is entitled at any time to transfer all or some of its rights and obligations in the leased premises, or all or some of its rights and obligations according to this contract, to whomever it sees fit, provided that the recipient of the transfer undertakes to bear the landlord's undertakings towards the tenant according to this contract.

8. **<u>Insurances and liability:</u>**

8.1 It is hereby agreed that the landlord and the tenant shall approach the owners jointly shortly after signature of this contract and shall inform the owners that the leased premises have been let by sub-lease to the tenant starting from the day of the commencement of the lease on the conditions of this contract, and that accordingly all the conditions concerning matters of insurance of the leased premises and the activity on the leased premises, as set out in the original contract of lease and in the management contract, shall also apply to the tenant, *mutatis mutandis*.

8.2 <u>Additional insurance by the tenant</u>

With regard to clause 8.2 below, the definitions of the owners and the landlord include all those acting on behalf of the owners and the landlord and for them in the building.

Without derogating from the tenant's liability, according to this contract and/or according to any law, and in addition thereto, the tenant undertakes to arrange the insurances set out below, from the day of commencement

of the lease until the end of the lease period or until the end of each of the option periods which are exercised, if they are exercised, whichever is applicable, at its expense at a legally licensed and reputable insurance company.

8.2.1 Contents:

The tenant undertakes to insure the contents of the leased premises, and without derogating from the generality of the aforesaid, the furnishings, equipment, fixtures and stock thereon, and any alteration, improvement, renovation and addition to the leased premises which have been made and/or will be made to the leased premises, including fixtures, of any type or kind. All the above-mentioned shall be insured at reinstatement value against loss or damage as a result of the risks of fire, explosion, earthquake, riots, malicious damage, storm, gale, flood, water damages and burglary.

The tenant undertakes to update the sums insured from time to time so that they shall always reflect the full value of the insured property as aforesaid.

The tenant undertakes that in the policy which it shall arrange as aforesaid, or in any other policy which it shall arrange, there shall be an express condition according to which the insurer expressly waives any right of subrogation against the owners and the landlord.

The tenant hereby exempts the owners and the landlord from any liability for loss or damage in respect of which the tenant is entitled to indemnification according to the policy which shall be arranged as aforesaid.

8.2.2 Employers and third party

The tenant undertakes to insure all its activities on the leased premises, by employers' liability insurance and by insurance of liability towards third parties.

8.2.3 Indemnification of the owners and the landlord

The tenant hereby undertakes to extend the insurances set out in clause 8.2 above, to indemnify the owners and the landlord for their vicarious liability for the acts and/or omissions of the tenant, and to include in them a "cross-liability" clause according to which the insurance shall be regarded as if it had been arranged separately for each of the individuals of the insured.

8.3 The tenant undertakes to notify the insurance company of any damage to the leased premises and/or to a person and/or to his property. Notice in

terms of this clause shall be given by registered letter, and details of the occurrence and the estimated amount of the damage shall be mentioned.

The tenant shall also notify the owners and the landlord of any damage which is likely to influence the rights of the owners and/or the landlord, to have a detrimental effect on the value of the leased premises or to expose the owners and/or the landlord to any action.

8.4 The tenant shall be liable to the owners and the landlord for any damage or loss caused to the leased premises as a result of an act or omission of the tenant, its guests, its permitted parties, its clients and its suppliers. The tenant shall also be liable to the owners and the landlord for any damage or loss to the person or property of any third party which is caused on the leased premises or in the area thereof.

8.5 The tenant undertakes to indemnify the owners and/or to compensate them for any damage caused to them and/or which they are obliged to bear as a result of breach of the provisions of this clause, including its sub-paragraphs, by the tenant and/or as a result of breach of the provisions of the policy.

With regard to this clause the meaning of the word "damage" shall include the amount of insurance compensation which the owners could have received if not for the circumstances which caused it, and on account of any obligation which is imposed on the owners, including capital, interest and linkage differentials, costs and advocate's fees, as a result of an action for damages, according to a judgment against which there is no further appeal. If the owners have paid any obligation as set out, the tenant undertakes to refund any amount which the owners have paid immediately upon the first demand by the owners, on condition that the owners have informed the tenant of the fact of the existence of the action and the tenant has been given the chance of defending itself against it, at its expense.

9. **Parking:**

9.1 During the entire lease period and during the entire option period which is exercised, if it is exercised, whichever is applicable, and subject to fulfillment of the conditions of this contract, the landlord shall give the tenant the right of use of ___ parking places in the parking lot of the building (hereinafter: "**the right of use**"). The location of the parking places in the parking lot of the building, of which the tenant shall be given the right of use, shall be agreed upon between the landlord and the tenant.

9.2 9.2.1 The usage fees for the right of use of the parking places shall be included in the rental as set out in clause 4 above.

9.2.2 The tenant shall bear payment of the municipal tax and maintenance and management fees for the parking places, according to the relation between the number of double and single parking places of which the tenant has been given the right of use,

as set out above, and the total number of double and single parking places in the parking lot of the building.

In order to remove doubt it is explained that if the landlord chooses to make use of the right given to it according to what is stated in clauses 2.3.1 and/or 2.3.2 and/or 2.5.2 of the original contract of lease, concerning exercise of the option periods with regard to part of the leased premises only, the number of parking places of which the tenant is given the right of use as set out above shall be reduced in a manner proportionate to the reduction of the area which the landlord is hiring from the owners as aforesaid.

9.3 To remove doubt it is emphasized that the aforesaid must be regarded as merely giving permission to park, and that there are not and will not be relations and/or a contract of bailment between the owners and/or the party which will operate the parking lot on behalf of the owners and the tenant in connection with the grant of the right of use as aforesaid, and in no instance shall the owners and/or the operator of the parking lot on their behalf be regarded in this connection as a "bailee" with respect to the Bailees Law.

10. Vacation of the leased premises and return of possession thereof to the landlord:

The tenant hereby undertakes to vacate the leased premises and to return them to the landlord at the end of the lease period and/or on shortening or cancellation of this contract for any reason, vacant of any person and/or object and in good and proper condition as it received them, except for wear and tear caused by ordinary use.

11. Breaches and relief:

11.1 If the tenant breaches or does not fulfill a principal and fundamental condition or provision of those mentioned below or if it does so through any other user, the landlord shall be entitled, in addition to any other relief, to demand immediate vacation of the leased premises by the tenant and the tenant shall be obliged to vacate them as soon as possible.

11.2 The conditions of clauses 2, 3, 4, 8 and 10, including their sub-clauses and the times specified therein, are principal and fundamental conditions of this contract, and breach of any one of them shall be regarded as fundamental breach of the contract and shall entitle the party which is fulfilling the contract to the right of cancellation of the contract without affecting the rest of the remedies and forms of relief afforded to it in terms of any law.

In witness whereof the parties have signed:

(stamp of Nisko Projects Electronics and Communications (1990) Ltd. and signature)	(stamp of Ipoint Media Ltd. and signature)
The Landlord	The Tenant